Exhibit 99.1
NETEZZA ANNOUNCES FIRST QUARTER
FISCAL YEAR 2011 FINANCIAL RESULTS
Marlborough, MA — May 25, 2010 — Netezza Corporation (NYSE: NZ), the global leader in data warehouse, analytic and monitoring appliances, today reported its financial results for the first fiscal quarter ended April 30, 2010.
“Our first quarter was an outstanding quarter for Netezza,” said Jim Baum, Netezza’s President and Chief Executive Officer. “Our revenue growth in the quarter demonstrates the widespread adoption of our TwinFin™ family of appliances. This, together with our recently introduced Skimmer™ and i-Class™ products, will continue to broaden our market reach and opportunity.”
Total revenue for the first quarter of fiscal 2011 (fiscal year ending January 31, 2011) increased 28 percent to $58.2 million compared to $45.4 million for the first quarter of fiscal 2010. GAAP net income for the first quarter of fiscal 2011 was $2.7 million, or $0.04 per diluted share, compared to GAAP net loss of $0.2 million, or $0.00 per diluted share, for the first quarter of fiscal 2010. Non-GAAP net income for the first quarter of fiscal 2011 was $4.9 million, or $0.08 per diluted share, compared to non-GAAP net income of $1.6 million, or $0.03 per diluted share, for the first quarter of fiscal 2010.
Non-GAAP net income and non-GAAP net income per diluted share exclude non-cash stock-based compensation, amortization of acquired intangible assets and the related income tax effect of excluding these expenses. A reconciliation of GAAP to non-GAAP results has been provided in the financial statements included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Financial Commentary
“Our first quarter was a great quarter and more importantly a positive indicator for our business as a whole,” said Patrick Scannell, Netezza’s Senior Vice President and Chief Financial Officer. “We saw our pipeline expand across the board with our visibility remaining strong. As a result, we are increasingly confident with our previously issued 20% annual revenue growth guidance and we expect year over year operating margin improvement.”
Conference Call Information
Date: May 25, 2010
Time: 4:30 p.m. Eastern Time
Toll-free North America: +1-866-730-5766
International dial-in number: +1-857-350-1590
Passcode: 54352726

A telephonic replay of the conference call will also be available two hours after the call and will run for two weeks. The replay can be accessed by dialing +1-888-286-8010 for participants in the United States and by dialing +1-617-801-6888 for participants outside the United States. The passcode for the replay is 77551038.
The webcast will be accessible from the “Investor Relations” section of Netezza’s Web site ( http://www.netezza.com). The webcast will be archived on Netezza’s Web site for a period of one year.
About Netezza Corporation (NYSE: NZ)
Netezza Corporation is the global leader in data warehouse, analytic and monitoring appliances that dramatically simplify high-performance analytics across an extended enterprise. Netezza’s technology enables organizations to process enormous amounts of captured data at exceptional speed, providing a significant competitive and operational advantage in today’s data-intensive industries, including digital media, energy, financial services, government, health and life sciences, retail and telecommunications. Netezza is headquartered in Marlborough, Massachusetts and has offices in Northern Virginia, the United Kingdom, Germany, France, Japan, Korea, Australia and Singapore. For more information about Netezza, please visit www.netezza.com.
Forward Looking Statements
The statements set forth in this press release include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to Netezza’s future financial performance and Netezza’s business prospects. These statements involve risk and uncertainties, including, among others: market demand for and acceptance of our products; adverse changes in economic conditions; quarterly fluctuation of our business; our limited operating history and history of losses; our dependence on a single product family for nearly all of our revenue; our ability to attract and retain key personnel; our ability to develop and introduce new products and manage product transitions; competition in the data warehouse market; our dependence on certain key customers; our ability to protect our patents and intellectual property; our ability to defend against third party infringement claims, other litigation and contingent liabilities; and risks relating to operating internationally. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements in this release, we refer you to the “Risk Factors” sections of Netezza’s Annual Report on Form 10-K for the year ended January 31, 2010 which is on file with the SEC and available in the investor relations section of Netezza’s Web site at http://www.netezza.com and on the SEC Web site at http://www.sec.gov. In addition, any forward-looking statements included in this press release represent our views as of May 25, 2010. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to May 25, 2010.
Use of Non-GAAP Financial Measures
To supplement Netezza’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Netezza is presenting certain non-GAAP measures of financial performance. Netezza believes that these non-GAAP financial measures, when taken together with the corresponding

GAAP financial measures, provide meaningful supplemental information regarding Netezza’s performance by excluding certain non-cash items that may not be indicative of Netezza’s core business or future outlook. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Netezza’s results of operations as determined in accordance with GAAP.
The non-GAAP financial measures presented by Netezza exclude non-cash stock-based compensation, amortization of acquired intangible assets and the related income tax effect of excluding these expenses. Because of the varying valuation methodologies and assumptions that companies use to measure stock-based compensation expense, Netezza’s management believes that excluding non-cash stock-based compensation allows investors to analyze Netezza’s recurring business over multiple periods and provide more meaningful comparisons with other companies. Because the amount of amortization of acquired intangible assets varies in amount and frequency and is significantly affected by the timing and size of our acquisitions, Netezza’s management believes that excluding amortization of acquired intangible assets allows investors to analyze Netezza’s recurring business over multiple periods. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures provided in the financial statements included in this press release.
# # #
Netezza®, TwinFin i-Class™, TwinFin™, Skimmer™ and the Netezza “N” logo are either registered trademarks or trademarks of
Netezza Corporation. Other names may be trademarks of their respective owners.

Netezza Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30,	January 31,
	2010	2010
Assets

Current assets
Cash and cash equivalents	$32,188	$40,638
Short-term marketable securities	75,756	64,020
Accounts receivable	36,870	53,450
Inventory	36,258	28,708
Deferred tax assets, net	15,076	14,490
Restricted cash	60	60
Prepaid expenses and other current assets	6,986	4,675

Total current assets	203,194	206,041

Property and equipment, net	9,031	8,469
Deferred tax assets, net	11,724	12,048
Goodwill	2,000	2,000
Intangible assets, net	3,796	4,056
Long-term marketable securities	49,532	49,769
Restricted cash	639	639
Other long-term assets	576	575

Total assets	$280,492	$283,597

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$4,966	$12,604
Accrued expenses	7,243	5,906
Accrued compensation and benefits	5,916	6,776
Current portion of deferred revenue	44,584	49,665

Total current liabilities	62,709	74,951

Long-term deferred revenue	10,023	8,727
Other long-term liabilities	2,332	2,326

Total liabilities	75,064	86,004

Stockholders’ equity	205,428	197,593

Total liabilities and stockholders’ equity	$280,492	$283,597

Netezza Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	April 30,
	2010	2009
Revenue
Product	$42,837	$32,702
Services	15,337	12,665

Total revenue	58,174	45,367

Cost of revenue
Product	15,445	12,344
Services	4,330	3,475

Total cost of revenue	19,775	15,819

Gross margin	38,399	29,548

Operating expenses
Sales and marketing	19,150	14,676
Research and development	10,829	11,620
General and administrative	4,550	3,976

Total operating expenses	34,529	30,272

Operating income (loss)	3,870	(724)

Interest income	286	310
Interest expense	—	25
Other income (expense), net	(46)	131

Income (loss) before income tax expense (benefit)	4,110	(308)

Income tax expense (benefit)	1,438	(71)

Net income (loss)	$2,672	$(237)

Net income (loss) per common share:
Basic	$0.04	$(0.00)
Diluted	$0.04	$(0.00)

Shares used in per common share calculations:
Basic	61,273	59,917
Diluted	64,688	59,917

Netezza Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts )
(unaudited)

	For the three months ended
	April 30,
	2010	2009
Non-GAAP financial measures and reconciliation:

GAAP cost of product revenue	$15,445	$12,344
Non-cash stock-based compensation (1)	23	11
Amortization of acquired intangible assets (2)	94	69

Non-GAAP cost of product revenue	$15,328	$12,264

GAAP cost of services revenue	$4,330	$3,475
Non-cash stock-based compensation (1)	146	97
Amortization of acquired intangible assets (2)	85	82

Non-GAAP cost of services revenue	$4,099	$3,296

GAAP gross margin	$38,399	$29,548
Non-cash stock-based compensation (1)	169	108
Amortization of acquired intangible assets (2)	179	151

Non-GAAP gross margin	$38,747	$29,807

GAAP sales and marketing expenses	$19,150	$14,676
Non-cash stock-based compensation (1)	1,022	750
Amortization of acquired intangible assets (2)	70	68

Non-GAAP sales and marketing expenses	$18,058	$13,858

GAAP research and development expenses	$10,829	$11,620
Non-cash stock-based compensation (1)	828	634
Amortization of acquired intangible assets (2)	9	10

Non-GAAP research and development expenses	$9,992	$10,976

GAAP general and administrative expenses	$4,550	$3,976
Non-cash stock-based compensation (1)	960	743
Amortization of acquired intangible assets (2)	2	2

Non-GAAP general and administrative expenses	$3,588	$3,231

GAAP operating expenses	$34,529	$30,272
Non-cash stock-based compensation (1)	2,810	2,127
Amortization of acquired intangible assets (2)	81	80

Non-GAAP operating expenses	$31,638	$28,065

GAAP operating income (loss)	$3,870	$(724)
Non-cash stock-based compensation (1)	2,979	2,235
Amortization of acquired intangible assets (2)	260	231

Non-GAAP operating income	$7,109	$1,742

GAAP income tax expense (benefit)	$1,438	$(71)
Income tax effect (3)	1,052	662

Non-GAAP income tax expense	$2,490	$591

GAAP net income (loss)	$2,672	$(237)
Non-cash stock-based compensation (1)	2,979	2,235
Amortization of acquired intangible assets (2)	260	231
Income tax effect (3)	(1,052)	(662)

Non-GAAP net income	$4,859	$1,567

GAAP net income (loss) per common share — basic	$0.04	$(0.00)
Non-cash stock-based compensation (1)	0.05	0.04
Amortization of acquired intangible assets (2)	0.01	0.00
Income tax effect (3)	(0.02)	(0.01)

Non-GAAP net income per common share — basic	$0.08	$0.03

GAAP net income (loss) per common share — diluted	$0.04	$(0.00)
Non-cash stock-based compensation (1)	0.05	0.04
Amortization of acquired intangible assets (2)	0.01	0.00
Income tax effect (3)	(0.02)	(0.01)

Non-GAAP net income per common share — diluted	$0.08	$0.03

Shares used in per common share calculations:
Basic	61,273	59,917
Diluted	64,688	59,917

Footnotes – Adjustments

(1)	Represents non-cash stock-based compensation expense as follows:

	For the three months ended
	April 30,
	2010	2009
Cost of product revenue	$23	$11
Cost of services revenue	146	97
Sales and marketing	1,022	750
Research and development	828	634
General and administrative	960	743

Total non-cash stock-based compensation expense	$2,979	$2,235

(2)	Represents amortization of acquired intangible assets:

	For the three months ended
	April 30,
	2010	2009
Cost of product revenue	$94	$69
Cost of services revenue	85	82
Sales and marketing	70	68
Research and development	9	10
General and administrative	2	2

Total amortization expense	$260	$231

(3)	Income tax effect of excluding stock-based compensation and amortization of acquired intangible assets.
Contact
Netezza Corporation
      Investor Contact:
          Patrick J. Scannell, Jr., +1 508-382-8200
          Senior Vice President & Chief Financial Officer
          ir@netezza.com
      or
      Media Contact:
          Glen Zimmerman +1 508-382-8267
          Director, Public Relations
          gzimmerman@netezza.com